Exhibit 8.1

[Letterhead of Sutherland Asbill & Brennan LLP]

March 9, 2011

Teucrium Commodity Trust
232 Hidden Lake Road, Building A
Brattleboro, VT  05310

Re:         Teucrium Commodity Trust
Registration Statement on Form S-1
File No. 333-167590

Ladies and Gentlemen:

We have acted as tax counsel to Teucrium Commodity Trust, a Delaware statutory trust (the “Trust”), in connection with the registration statement on Form S-1 (File No. 333-167590) (the “Registration Statement”) filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to 10,000,000 units (the “Shares”) representing fractional undivided beneficial interests in Teucrium Soybean Fund, a series of the Trust, in connection with the offering described in the Registration Statement.

As tax counsel to the Trust, we have participated in the preparation of the Registration Statement to which this opinion is an exhibit.  In connection therewith, we have participated in the preparation of the discussion set forth under the caption “U.S. Federal Income Tax Considerations” (the “Discussion”) in the Registration Statement.

In rendering the opinion expressed herein, we have relied on the Registration Statement, and we have reviewed such other documents and instruments as we have deemed necessary or appropriate in connection with our opinion.  We also have relied with your approval upon representations of officers and employees of the sponsor of the Trust, Teucrium Trading, LLC (the “Sponsor”).  We have undertaken no independent investigation or verification of factual matters.  Our opinion assumes that the representations made to us by representatives of the Sponsor and the statements set forth in the Registration Statement and any other documents referred to therein or herein are, and at all relevant times will be, true, accurate, and complete in all material respects.  We further assume that no actions have been, or will be, taken that are inconsistent with any of the representations made to us by any representative of the Sponsor or the statements contained in the Registration Statement.

Subject to the foregoing, and to the conditions, limitations and assumptions described in the Discussion, it is our opinion that the Discussion is accurate, complete and fair with respect to the matters set forth therein, and that the material U.S. federal income tax consequences attributable to holding Shares will be as stated therein.  The Discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that matters described therein will have on, any particular holder, and it does not address foreign, state, or local tax consequences, or any U.S. federal tax consequences other than U.S. federal income tax consequences.  Furthermore, the Discussion does not cover the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

Our opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated under the Code (the “Regulations”), and public administrative and judicial interpretations of the Code and the Regulations as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Our opinion represents only our legal judgment based on current law and the facts as referred to above, and has no binding effect on the U.S. Internal Revenue Service or the courts.  The U.S. Internal Revenue Service may take a position contrary to our opinion, and if the matter is litigated, a court may reach a decision contrary to our opinion.

Our opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond the opinion expressly stated herein.  Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Very truly yours,

/s/ H. Karl Zeswitz, Jr.
H. Karl Zeswitz, Jr., a Partner